UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2019

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431

 (Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	CELH	Nasdaq Capital Market

When used in this Current Report on Form 8-K (this “Current Report”), unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

This Current Report may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of our future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” or similar words. You should not rely on forward-looking statements since Celsius’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius has filed previously with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2018 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Except as required by law, Celsius undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2019, the Company issued a press release announcing that effective such date, it had entered into a series of agreements (the “Acquisition Agreements”) with the shareholders, bondholders and certain other lenders of Func Food Group Oyj, a Finnish corporation (“Func Food”), pursuant to which Func Food’s outstanding debt of approximately US$55,257,991, certain of which is in default, will be restructured and Celsius will acquire all of the issued and outstanding capital stock of Func Food. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Func Food is a Finland based wellness company that markets and distributes beverages, protein bars, supplements and superfoods in Finland, Sweden, and Norway. Celsius has had a distribution arrangement with Func Food since 2016, when Func Food commenced distribution of our products in Sweden (where they have become the best-selling fitness drink). Func Food subsequently expanded distribution of our products to Finland in 2016 and Norway in 2018. In addition to Celsius’ products, Func Food also distributes products under the brands FAST, FitFarm and CocoVi. The FAST, FitFarm and CocoVi brands and associated products are owned by Func Food. FAST products is a market leader in Finland and has begun distribution into the Swedish market. FitFarm and CocoVi are well-established brands of superfoods and other supplements in the Nordic countries.

Func Food currently has the following outstanding debt:

●	senior secured bonds (the “Outstanding Bonds”) in the principal amount of $33,181,649 plus accrued but unpaid interest and default interest;

●	loans from Func Food principal shareholders, Sentica Buyout IV KY and Sentica Buyout IV Co-Investment Ky (collectively, “Sentica”) in the principal amount of $9,965,922 plus accrued but unpaid interest (the “Sentica Loans”);

●	a capital loan in the principal amount of $55,627, plus accrued but unpaid interest and a shareholder loan in the principal amount of $40,693, plus accrued but unpaid interest from Jutta Marketing Oy (the “Jutta Loans”);

●	a subordinated convertible loan in the principal amount of $338,078, plus accrued but unpaid interest from Joy Group Oy (the “Joy Loan”); and

●	a subordinated vendor loan of $1,680,000, plus accrued but unpaid interest from Magmax AB (the “Vendor Loan”).

The Acquisition Agreements provide for the restructuring of the Outstanding Bonds into two new classes of bonds as follows:

●	“Reinstated Bonds” to be held by the existing holders of the Outstanding Bonds, Sentica (in exchange for the Sentica Loans) and management, as provided for below. The Reinstated Bonds will be in the original principal amount of $9,520,000 with an original issue discount of 5%, be due and payable on October 30, 2020, bear interest at the rate of 6%, payable semi-annually in arrears and will be secured by a first priority lien on substantially all of Func Food’s assets.

●	“Buyer Bonds” in the original principal amount of $33,181,649, which will have the same terms and conditions as the Reinstated Bonds but will be subordinated to the Reinstated Bonds. The Buyer Bonds will be acquired by Celsius from the holders of the Outstanding Bonds for $14,354,480. The purchase price of $672,000 to be paid by Celsius for the Jutta Loans, Joy Loan and Vendor Loan as described below and $93,250 in cash, which will be paid to members of Func Food management as part of a retention bonus, will be deducted from the purchase price paid to the holders of the Outstanding Bonds for the Buyer Bonds. Celsius will also have the option to convert up to $4,480,000 in trade receivables from Func Food into Buyer Bonds.

The Reinstated Bonds and the Buyer Bonds will constitute direct, unconditional, unsubordinated and secured obligations of Func Food and will be guaranteed by all of Func Food’s subsidiaries. Celsius may, in its own discretion choose to repay up to 50% of the principal amount of the Reinstated Bonds at maturity by way of newly-issued shares of its common stock, at price per share equal to the lower of (i) 110% of the 30 day volume weighted average closing price for our shares at closing of the acquisition; and (ii) €3.50.

The Reinstated Bonds may be redeemed in full (but not in part) at Func Food’s option at any time prior to maturity at a redemption premium of 103% of the principal amount. In addition, if (a) prior to maturity of the Reinstated Bonds, Func Food’s FAST business is sold; or (b) on or after January 1, 2020, Celsius consummates a subsequent equity capital raise, the net proceeds from such transactions, to the fullest extent possible shall be applied to redemption of the Reinstated Bonds.

The Reinstated Bonds and the Buyer Bonds will have customary affirmative and negative covenants applicable to Fund Food, including restrictions on distributions, pledging assets and incurring additional indebtedness, meeting quarterly liquidity and other financial compliance tests, providing periodic financial reports and requiring bondholder consent to amendments and waivers.

$932,960 of the Reinstated Bonds will be allocated to Sentica in exchange for the Sentica Loans, $93,250 of the Reinstated Bonds will be allocated to members of Func Food management as part of their retention bonus and the balance will be allocated to the holders of the Outstanding Bonds.

At closing, we will acquire the Jutta Loans, Joy Loan and Vendor Loan for an aggregate of $672,000 and all of the issued and outstanding capital stock of Func Food from Sentica and the other shareholders for nominal consideration of $1.12. We will also reimburse the other parties to the acquisition up to $224,000 in legal and advisory fees.

Consummation of the restructuring and acquisition of Func Food is expected to occur in October 2019 and is subject to customary closing conditions, including (a) the absence of a material breach by the parties with their respective covenants and agreements under the Acquisition Agreements; (b) approval of the restructuring of Func Food by existing bondholders in accordance with Swedish Law; and (c) our successful completion of this offering in an amount sufficient to fund the cash needed to consummate the acquisition. The Acquisition Agreements contain certain termination rights, including the right of either party to terminate the transaction if it has not closed on or before October 31, 2019.

We intend to fund the acquisition of Func Food and pay related fees, costs and expenses through a portion of the proceeds of the public offering described in Item 7.01 of this Current Report. The necessary cash to fund the consummation of the Func Food acquisition will be placed in escrow with NT Services, AS, a Norwegian fiduciary services company located in Oslo, Norway (“NT Services”), pending closing of the acquisition or termination of the Acquisition Agreements. This offering is not conditioned on the closing of the acquisition of Func Food. We cannot assure you that the acquisition of Func Food will be consummated on the terms described herein or at all. If the acquisition of Func Food is not consummated, we intend to use the net proceeds of the public offering described in Item 7.01 of this Current Report for general corporate purposes, which may include future acquisitions.

The above referenced summary of our planned acquisition of Func Food is qualified in its entirety by reference to the Acquisition Agreements attached as Exhibits 10.1 and 10.2 to this Current Report.

All U.S. dollar denominated information in this Current Report with respect to the Company’s acquisition of Func Food Group Oyj, reflects a foreign exchange rate of US$1.12=€1.00.

Item 7.01	Regulation FD Disclosure.

On September 11, 2019, Celsius issued a press release announcing the commencement of a public offering of $25,000,000 in common stock. The Company expects to grant the underwriters a 30-day option to purchase up to an additional $3,750,000 in common stock in connection with the offering solely to cover overallotments. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

In addition, in connection with the public offering, the Company will be making road show presentations to certain existing and potential Celsius shareholders. The road show materials are attached as Exhibit 99.3 to this Current Report.

Item 8.01	Other Information.

As previously disclosed, Celsius entered into Convertible Loan Agreements (the “Loan Agreements”) with Charmnew Limited (“Charmnew”) and Grieg International Limited (“Grieg”) on December 12, 2018, and with CD Financial, LLC (“CD Financial”), an affiliate of a principal shareholder of the Company on December 14, 2018, providing for aggregate loans to the Company in principal amounts of $3,000,000, $2,000,000 and $5,000,000, respectively. In connection with the Loan Agreements, the Company executed and delivered Convertible Promissory Notes (the “Notes”) in favor of each of Charmnew, Grieg and CD Financial. The Notes have a maturity date of the second anniversary after issuance and bear interest at the rate of 5% per annum payable semi-annually. Upon consummation of the public offering described in Item 7.01 of this Current Report, the principal amount of all accrued but unpaid interest on the Notes held by Charmnew, Grieg and CD Financial will convert, in accordance with their terms, into 1,022,705, 681,803 and 1,492,385 shares of our common stock, at a conversion price of $3.04, $3.04 and $3.39, respectively.

The shares issuable upon conversion of the Notes will be issued pursuant to the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	Master Transfer Agreement dated effective September 11, 2019

10.2	Stock Purchase Agreement dated effective September 11, 2019

99.1	Press Release dated September 11, 2019, announcing the Func Food Acquisition

99.2	Press Release dated September 11, 2019, announcing commencement of the public offering

99.3	Road Show Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: September 11, 2019	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

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